Exhibit 10.42

After Recording Return To:
Salem Agribusiness
P.O. Box 13309
Salem, OR  97309

Document 1 Title: Mortgage Grantors: Grantees: Pope Resources, A Delaware Limited Partnership Northwest Farm Credit Services, PCA
Document 2 Title: Financing Statement Grantors: Grantees: Pope Resources, A Delaware Limited Partnership Northwest Farm Credit Services, PCA
Document 3 Title: Fixture Filing Grantors: Grantees: Pope Resources, A Delaware Limited Partnership Northwest Farm Credit Services, PCA

Abbreviated legal description:
Ptns of Sec. 24, T7N, R5E; Ptns. of Secs. 3-11; 14-23; 27-29 & 33, T7N, R6E; Skamania County, Washington

Additional legal is on Exhibit A on Page 26-31

Assessor's Property Tax Parcel Numbers: 07-05-00-0-0-2600-0; 07-06-00-0-0-0200-00;
07-06-00-0-0-0300-00; 07-06-00-0-0-0400-00; 07-06-00-0-0-0500-00; 07-06-00-0-0-0600-00;
07-06-00-0-0-0700-00; 07-06-00-0-0-0800-00; 07-06-00-0-0-0900-00; 07-06-00-0-0-1000-00;
07-06-00-0-0-1200-00; 07-06-00-0-0-1300-00; 07-06-00-0-0-1400-00; 07-06-00-0-0-1490-00;
07-06-00-0-0-1480-00; 07-06-00-0-0-1590-00; 07-06-00-0-0-1500-00; 07-06-00-0-0-1600-00;
07-06-00-0-0-1700-00; 07-06-00-0-0-1800-00; 07-06-00-0-0-2600-00; 07-06-00-0-0-2700-00;
07-06-00-0-0-2800-00; 07-06-00-0-0-3000-00; 07-06-00-0-03100-00

Pope Resources, A Delaware Limited Partnership
Customer No. 56548

MORTGAGE, FINANCING STATEMENT
AND FIXTURE FILING
(Open End)

THIS MORTGAGE IS ALSO INTENDED TO BE A SECURITY AGREEMENT.

THIS MORTGAGE IS ALSO INTENDED TO BE A FILING AGAINST TIMBER TO BE CUT.

NOTICE:  THIS MORTGAGE IS A LINE OF CREDIT MORTGAGE.  THE MAXIMUM PRINCIPAL AMOUNT TO BE ADVANCED UNDER THE SECURED OBLIGATION (AS DEFINED BELOW) IS $40,000,000.00.  IN ADDITION, THIS MORTGAGE SECURES ALL OTHER INDEBTEDNESS EVIDENCED BY THE SECURED OBLIGATIONS OR OTHERWISE CREATED IN CONNECTION WITH THIS MORTGAGE, WHICH INDEBTEDNESS IS POTENTIALLY UNLIMITED.  THE SECURED OBLIGATIONS PROVIDE FOR LOAN MATURITY DATES AS LATE AS JUNE 1, 2040 (EXCLUSIVE OF THE OPTION TO RENEW OR EXTEND).

ATTENTION:  COUNTY RECORDER:  This Mortgage covers goods that are or are to become affixed to or fixtures on the land described in Exhibit A hereto and is to be filed for record in the records where mortgages on real estate are recorded.  Additionally, this instrument covers and should be appropriately indexed, not only as a mortgage, but also as a financing statement covering timber to be cut and goods that are or are to become fixtures on the real property described herein.

NOTICE:  THE SECURED OBLIGATIONS PROVIDE FOR A VARIABLE INTEREST RATE.

This Mortgage, Assignment of Rents, Security Agreement, Financing Statement and Fixture Filing (this “Mortgage”), dated as of June 10, 2010, is executed by POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP, a Delaware limited partnership (“Mortgagor”), whose address is 19245 Tenth Ave NE, Poulsbo, WA 98370, in favor of and for the benefit of NORTHWEST FARM CREDIT SERVICES, PCA, a corporation organized and existing under the laws of the United States (“Mortgagee”), whose address is 1700 South Assembly Street, Spokane, WA 99224-2121, P. O. Box 2515, Spokane, WA 99220-2515.  Each capitalized term used and not otherwise defined in this Mortgage shall have the meaning given such term in the First Amended and Restated Master Loan Agreement, as amended (the “Loan Agreement”) executed by Mortgagor on or around even date herewith.  “Loan Documents” as used herein means all documents and instruments signed in connection with the Loan (as defined herein) and other Loans made by Mortgagee to Mortgagor or an affiliate of Mortgagor and any extensions, renewals, amendments, substitutions and replacements thereto.

Pursuant to the terms and conditions of the Loan Agreement, Mortgagor has agreed to grant this Mortgage in favor of Mortgagee to provide security for Mortgagor's obligations under the Note described herein, the Loan Agreement and the related Loan Documents and any and all other documents entered into pursuant thereto.

ARTICLE 1
GRANT OF SECURITY

Mortgagor, in consideration of the indebtedness secured by this Mortgage, irrevocably bargains, sells, grants, mortgages, transfers, conveys, assigns and warrants to Mortgagee, for the benefit and security of Mortgagee, all Mortgagor's existing and future rights, titles, interests, estates, powers and privileges in or to the following (collectively the “Collateral”):

1.1           Real Estate.

a.           That certain real property located in Skamania County, State of Washington, more particularly described on Exhibit A attached hereto and incorporated herein (the “Land”).

b.           All buildings, wells and other improvements now or hereafter located on the Land, including, but not limited to, the Fixtures (as defined below), and all other equipment, machinery, appliances and other articles attached to such buildings and other improvements (collectively the “Improvements”);

c.           All fixtures (including without limitation, goods that are or become so related to the Land that an interest in them arises under the real estate law) and any additions or replacements (collectively the “Fixtures”) now or hereafter located on, attached to, installed in or used in connection with the Land;

d.           All timber (aka “forest tree species”), whether standing or down, cut or under contract to be cut, now or hereafter growing or located on the Land, and whether or not said timber is merchantable, all logs, lumber and forest products of any nature, all proceeds and products thereof (the “Timber”);

e.           All rights, rights-of-way, easements, licenses, profits, claims, demands, privileges, grazing privileges, tenements, hereditaments and appurtenances now owned or hereafter acquired by Mortgagor and used in connection with the Land and the Improvements or as a means of access to either or both, including without limitation, all rights over the property of third persons which are related thereto, and all unaccrued trespass and surface damage claims appurtenant thereto, and all written operations plans and all permits and approvals related to the Land and Improvements;

f.           All of Mortgagor's right, title and interest in and to any land within any right-of-way of any open or proposed street adjoining the Land, and any and all sidewalks, alleys, strips and gores of land adjacent to or used in connection with the Land and Improvements;

g.           All of Mortgagor's existing and future rights in (including without limitation, royalty and leasehold rights) oil, gas and other mineral rights in or relating to the Land;

h.           All waters, water courses, water rights and riparian rights (including without limitation, shares of stock evidencing the same) in or relating to the Land;

i.           All existing and future leases and subleases relating to the Land and Improvements or any interest in them, including without limitation, all deposits, advance rentals and other similar payments, but not including the Rents, as defined and separately assigned in Article 5;

j.           All options to purchase, exchange or lease the Collateral or any interest in it (and any greater estate in the Collateral and acquired by exercise of such options);

k.           All Mortgagor's other existing or future estates, homestead or other claims or demands, both in law and in equity in the Land, including without limitation, (i) all awards made for the partial or complete taking by eminent domain, or by any proceeding or purchase in lieu of eminent domain, of the Collateral, and (ii) all proceeds, including general intangibles and payment intangibles, of any insurance covering the Collateral; and

l.           All cash or non-cash proceeds of the sale, lease, license, exchange or other disposition of the Collateral or general intangibles, including payment intangibles, arising therefrom.  Proceeds include all subsidy payments, in cash or in kind, which may be made to Mortgagor by any person, entity or governmental agency, including but not limited to, payments and entitlements from state and federal farm programs, as well as any type of property insurance; and any rights arising out of Collateral, collections and distributions on Collateral.

1.2           Personal Property.  As further security for the payment, performance and observance of the Secured Obligations, Mortgagor, as debtor, hereby grants to Mortgagee, as secured party, a security interest in all of Mortgagor's existing and future right, title and interest in, to and under the following:  all (a) contracts and policies of insurance and proceeds thereof, which may insure all or any portion of the Collateral against casualties and theft; (b) condemnation proceeds for all or any portion of the Collateral; and (c) cash or non-cash proceeds of the Collateral (including but not limited to, general intangibles, including payment intangibles, and all proceeds, which constitute property of the types described in clauses (a) through (c) of this Paragraph) and all right of Mortgagor to receive proceeds of any insurance, indemnity, warranty or guaranty payable by reason of loss of or damage to any of the Collateral.  This Mortgage constitutes a security agreement for all purposes under the Uniform Commercial Code in effect in the State where the Mortgagor resides.  In addition to all other rights and remedies provided for in this Mortgage, Mortgagee shall have all of the rights and remedies of a secured party under the Uniform Commercial Code.  Mortgagor agrees that at least 10-days’ notice to Mortgagor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification with respect to the personal property Collateral.  If Mortgagee shall so require, Mortgagor upon the occurrence of an Event of Default, will make the Collateral that constitutes personal property available to Mortgagee at a place designated by Mortgagee, which is reasonably convenient to Mortgagee.  In addition, Mortgagor shall execute such instruments and documents as Mortgagee reasonably may require from time to time to further evidence, implement or perfect any of Mortgagee's rights, remedies and security interests.

1.3           Fixture Filing and Financing Statement.  This Mortgage is intended to serve as a Fixture filing and as a financing statement covering timber to be cut pursuant to the terms of the applicable Uniform Commercial Code.  This Mortgage is to be recorded in the real estate records of the County in which the Land is located.  In that regard, the following information is provided:

Name of Mortgagor, as Debtor:	Pope Resources, A Delaware Limited Partnership
Attn: Thomas M. Ringo

Address of Mortgagor:	19245 Tenth Ave, NE
Poulsbo, WA 98370

Name of Mortgagee, as Secured Party:	Northwest Farm Credit Services, PCA
Attn: Kristy Searles

Address of Mortgagee:	P.O. Box 13309
Salem, OR 97309

ARTICLE 2
REPRESENTATIONS AND WARRANTIES

2.1           Representations and Warranties.  Mortgagor represents and warrants to Mortgagee as follows:

a.           Mortgagor hereby authorizes Mortgagee to file, at anytime, one or more financing statements and any amendments and continuations thereof, describing any personal property or fixtures described herein, without further signature of Mortgagor.  Mortgagor hereby represents and warrants that Mortgagor’s State of formation is the State of Delaware and Mortgagor’s exact legal name is as set forth herein.

b.           Mortgagor is the sole legal and equitable owner of the Collateral;

c.           Except as otherwise previously disclosed to Mortgagee, Mortgagor has the exclusive right to harvest any Timber, if any, from the Land and has the exclusive right to use the appurtenant rights and the operating permits;

d.           Without thereby limiting the generality of the foregoing, and except as otherwise previously disclosed to Mortgagee, Mortgagor has not assigned or granted any harvest or access rights or interests, or sold or leased any part of the Land or the Improvements, if any, to any other person (individual, organization or governmental unit);

e.           There are no claims, liens, encumbrances (including judgments, levies and the like), or security interest (“Liens”) covering the Collateral or any part or item thereof except easements and reservations of record which are listed on the title policy delivered by Mortgagor;

f.           To the best of Mortgagor's knowledge, and other than have been disclosed to Mortgagee, there are no federal, state or local laws, regulations, rules or standards (“Laws”), or permits, orders, injunctions, citations, notices of civil penalty, restraining orders, judgments or the like issued by any governmental unit (“orders”) which are now in effect and which would restrict any material use of the Collateral;

g.           Mortgagor has taken all actions necessary and has been duly authorized under its governing limited partnership agreement to execute, acknowledge, deliver and perform the Secured Obligations;

h.           This Mortgage has been executed, acknowledged and delivered on behalf of Mortgagor by partners, members, representatives or officers, as applicable, of Mortgagor duly authorized to perform such acts;

i.           This Mortgage is the legally valid and binding contract of Mortgagor, and is enforceable against Mortgagor in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the rights and remedies of creditors generally and by general principles of equity, whether applied by a court of law or equity; and

j.           To the best of Mortgagor's knowledge, neither the execution of this Mortgage nor the payment and performance of the Secured Obligations will materially violate any Laws or orders affecting Mortgagor or the Collateral or constitute a breach or Event of Default by Mortgagor under any agreement, contract, loan indenture, lease, instrument or like document (“Contract”) to which Mortgagor is a party or the Collateral is bound.

The foregoing representations and warranties will survive and not be merged or otherwise eliminated by any conveyance, voluntarily or through foreclosure, of the Collateral to Mortgagee or its nominee.  Mortgagor hereby agrees to indemnify, defend and hold harmless Mortgagee from and against any and all claims, loss, liability, damages, liens, penalties, costs and expenses of any nature or kind whatsoever arising from or related to any misstatement of any material fact in the foregoing representations and warranties or the omission therein to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.

ARTICLE 3
SECURED OBLIGATIONS

3.1           Debts, Liabilities and Secured Obligations.  The Collateral secures the following indebtedness, obligations, commitments and agreements (collectively the “Secured Obligations”):

a.           The obligations owed by Mortgagor or Borrower to Mortgagee and all outstanding commitments to lend by Mortgagee to Mortgagor or Borrower under the Loan Documents and all fees, expenses and reasonable attorneys’ fees required thereunder, including all extensions, renewals, modifications, amendments and replacements thereof;

b.           The payment of all other sums that may be advanced by or otherwise be due to Mortgagee under any provision of this Mortgage or under any other Loan Document, with interest thereon at the rates provided therein; and

c.           The performance of each and every one of the covenants and agreements of Mortgagor or Borrower contained:

i.           Herein; and

ii.           In the other Loan Documents.

The sum of the Secured Obligations owed by Mortgagor or Borrower to Mortgagee and outstanding commitments made by Mortgagee to Mortgagor or Borrower as of the date of this Mortgage total approximately $20,000,000.00, as currently evidenced by Note No. 56548-811 dated on or around even date herewith.  It is contemplated that this Mortgage shall secure additional loans made to Mortgagor or Borrower from time to time but not after June 1, 2020, and not having a maturity date exceeding June 1, 2040.  This Mortgage secures the sum of the Secured Obligations owed by Mortgagor or Borrower to Mortgagee as of the date hereof and shall secure additional extensions of credit and advances made by Mortgagee to Mortgagor or Borrower.  The continuing validity and priority of this Mortgage for future extensions of credit and advances shall not be impaired by the fact that at certain times no outstanding indebtedness to Mortgagee or commitments from Mortgagee to make future extensions of credit or advances exists.  Provided, however, the unpaid principal balances of the Secured Obligations secured by this Mortgage shall not at any given time exceed $40,000,000.00.

Notice is hereby given that the interest rate, payment terms or balance due on the Notes may be indexed, adjusted, renewed or renegotiated.

Mortgagor acknowledges that the Secured Obligations are unconditional in nature and will not be released, discharged or otherwise affected by (a) any damage to or destruction or condemnation of the Collateral or any part thereof, (b) any governmental requirement affecting the use or enjoyment of the Collateral, (c) any defect in title to or lien on the Collateral, (d) any Bankruptcy Event involving Mortgagor or Borrower, (e) any claim that Mortgagor or Borrower has or may claim to have against Mortgagee or its participants, and whether or not relating to any related agreement between Mortgagee and Mortgagor or Borrower or (f) any other occurrence of similar or dissimilar nature and whether or not Mortgagor or Borrower has actual or constructive notice thereof.

ARTICLE 4
COVENANTS

4.1           Payment of Secured Obligations.  Mortgagor shall pay the Secured Obligations when due.

4.2           Maintenance, Repair, Alterations.

4.2.1           Maintenance, Repair, and Alterations:  Affirmative Covenants.  Mortgagor shall:

a.           Keep the Collateral in good condition and repair;

b.           Complete promptly and in a good and workmanlike manner, any Improvement which may be constructed on the Land, and promptly restore in like manner any Improvement which may be damaged or destroyed, and pay when due all claims for labor performed and materials furnished for such construction or restoration;

c.           Comply with all statutes, laws, ordinances, regulations, orders, rulings, rules, consents, permits, licenses, conditions of approval and authorizations of any court or governmental or regulatory body having jurisdiction over Mortgagor, the Land or Improvements (“Laws and Ordinances”);

d.           Comply with any condominium or other plan, declaration of covenants, conditions and restrictions, reciprocal easement agreements to which the Land is subject (“CC&Rs”), any owners' association articles and bylaws affecting the Land, and such exceptions to title acceptable to Mortgagee (“Permitted Exceptions”);

e.           Keep and maintain abutting grounds, sidewalks, roads, parking and landscape areas in good, neat order and repair;

f.           Comply with the provisions of any leases constituting part of the Collateral;

g.           Obtain and maintain in full force and effect all permits necessary for the use, occupancy and operation of the Collateral; and

h.           Do any and all other acts, except as otherwise prohibited or restricted by the Loan Documents, which may be reasonably necessary to protect or preserve the value of the Collateral and the rights of Mortgagee in it.

4.2.2           Maintenance, Repair and Alterations:  Negative Covenants.  Mortgagor shall not, except upon the prior written consent of Mortgagee, which shall not be unreasonably withheld or delayed:

a.           Remove, demolish or materially alter any of the Improvements, other than to make non-structural repairs in the ordinary course of business which preserve or increase the value of the Land;

b.           Commit, suffer or permit any act to be done in, upon or to any part of the Collateral in violation of any Laws and ordinances, CC&Rs, or Permitted Exceptions now or hereafter affecting the Collateral;

c.           Commit or permit any waste or deterioration of the Collateral;

d.           Take (or fail to take) any action, which would increase the risk of fire or other hazard occurring to or affecting the Collateral or which otherwise would impair the security of Mortgagee in the Collateral; or

e.           Initiate, join in or consent to any change in any zoning ordinance, general plan, specific plan, private restrictive covenant or other public or private restriction limiting the uses that may be made of the Land or Improvements by Mortgagor without the prior written consent of Mortgagee.  Mortgagor has notified Lender that it is negotiating a conservation easement on a portion of the Land.  Lender will be reasonable in evaluating any subordination requests related to such conservation easement.

4.3           Insurance.

4.3.1           Policies Required.  Mortgagor shall at all times maintain in full force and effect, at Mortgagor's sole cost and expense, with insurers reasonably satisfactory to Mortgagee, insurance policies reasonably required by Mortgagee from time to time that are usual and customarily in use in Mortgagor’s industry.

Prior to the expiration of each policy, Mortgagor shall deliver to Mortgagee evidence reasonably satisfactory to Mortgagee of renewal or replacement of such policy.

4.3.2           Required Policy Provisions.  Each policy of insurance required under this Mortgage shall meet such other requirements as Mortgagee may reasonably require.

4.3.3           Claims.  Mortgagor shall give Mortgagee immediate notice of any claim to any portion of the Collateral in excess of $100,000.00, whether or not covered by insurance.  If covered, Mortgagor authorizes Mortgagee, if Mortgagee so elects, to make proof of loss, and to commence, to appear in, defend and prosecute any claim or action arising from any applicable policy and to settle, adjust or compromise any claim under any such policy.  Mortgagor irrevocably appoints Mortgagee its true and lawful attorney-in-fact for all such purposes.  Neither Mortgagee nor Mortgagor shall settle, adjust or compromise any such claim without the prior written approval of the other, which approval shall not be unreasonably withheld or delayed.

4.3.4           Assignment of Policies.  If this Mortgage is foreclosed or other transfer of title or assignment of the Collateral is made in satisfaction of all or part of the Secured Obligations, then all right, title and interest of Mortgagor in and to all policies of insurance required by Section 4.3.1 above and all unearned premiums paid on them shall, without further act, pass to the purchaser or grantee of the Collateral.  Provided, however, some policies of insurance and related unearned premiums may require the policy underwriter’s consent.

4.3.5           Waiver of Subrogation.  Mortgagor waives all right to recover against Mortgagee (or any officer, employee, agent or representative of Mortgagee) for any loss incurred by Mortgagor from any cause insured against or required by any Loan Document to be insured against, provided however, that this waiver of subrogation shall not apply to any insurance policy if such policy's coverage would be materially reduced or impaired as a result.  Mortgagor shall obtain only policies which permit this waiver of subrogation.

4.4           Condemnation and Other Awards.  Upon learning of the actual or threatened condemnation or other taking for public or quasi-public use of all or any part of the Land, Mortgagor shall immediately notify Mortgagee.  Mortgagor shall take all actions reasonably required by Mortgagee in connection with such condemnation or other taking to defend and protect the interests of Mortgagor, Mortgagee in the Land.  At Mortgagee's option, Mortgagee or Mortgagor may be the named party in such proceeding.  Regardless of the adequacy of its security, Mortgagee shall be entitled to participate in, control and be represented by counsel of its choice in such proceeding.  All condemnation proceeds shall first be applied to reimburse Mortgagee for all their reasonable costs and expenses, including reasonable attorneys' fees, incurred in connection with the collection of such award or settlement.  The balance of such award or settlement shall be applied by Mortgagee against the Secured Obligations in such order as Mortgagee may determine.

4.5           Taxes and Impositions (Impounds).  Mortgagor shall pay, prior to delinquency, all of the following (collectively the “Impositions”):

a.           All general and special real property taxes and assessments imposed on the Land; and

b.           All other taxes and assessments and charges assessed on the Land (or on the owner and/or operator of the Land) which create or may create a lien on the Land (or on any Improvement or Fixture used in connection with the Land); including, without limitation, non-governmental levies and assessments under applicable CC&Rs; and

c.           All business taxes; and

d.           All license fees, taxes and assessments imposed on Mortgagee (other than Mortgagee's income or franchise taxes) which are measured by or based upon (in whole or in part) the amount of the Secured Obligations.

If permitted by law, Mortgagor may pay the Imposition in installments (together with any accrued interest).  Upon demand by Mortgagee from time to time, Mortgagor shall deliver to Mortgagee, within 30 days following the due date of any Imposition, evidence of payment reasonably satisfactory to Mortgagee.  In addition, upon demand by Mortgagee, at Mortgagor's expense, from time to time, Mortgagor shall furnish to Mortgagee a tax reporting service for the Collateral of a type and duration, and with a company reasonably satisfactory to Mortgagee.

4.5.1           Reserves on Impositions (Impounds).  If Mortgagee requires following the occurrence of an Event of Default, Mortgagor, at the time of making each installment payment on the Note, or at such other intervals as Mortgagee reasonably designates, shall deposit with Mortgagee such sum as Mortgagee reasonably estimates to be necessary to pay installments of Impositions and insurance policies next becoming due (collectively, the “Impounds”) upon any of the Land, Fixtures and Improvements.  All such Impounds may be held by Mortgagee and applied in such order as Mortgagee may elect for payment of Impositions or other sums secured by this Mortgage at Mortgagee's election.  Such Impounds shall constitute additional collateral for the Secured Obligations.  Except as otherwise provided by law, Mortgagee shall have no obligation regarding such Impounds other than to account to Mortgagor for their receipt and application.  Upon any transfer by Mortgagee of its rights or interests in the Secured Obligations or of this Mortgage, Mortgagee may turn over to the transferee such of those Impounds as Mortgagee then holds, and Mortgagee's responsibilities with respect to the Impounds shall terminate.  Upon any transfer by Mortgagor of the Land or Improvements, Mortgagor's interest in any such Impounds shall be deemed automatically transferred to such transferee.

4.6           Utilities.  Mortgagor shall promptly pay all gas, irrigation, electricity, water, sewer and other utility charges incurred for the benefit of the Collateral or which may become a lien against the Collateral; and all other similar public or private assessments and charges relating to the Collateral, regardless of whether or not any such charge is or may become a lien on the Collateral.

4.7           Liens:  Non-Permitted Exceptions.  Mortgagor shall not cause or permit, or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any of the Collateral, whether now owned or hereafter acquired, to be subject to a lien, whether voluntarily or by operation of law, in each case, without the prior written consent of Mortgagee, except the following:

a.           Liens securing taxes, assessments or governmental charges or levies being contested in good faith by appropriate proceedings as permitted by law;

b.           Statutory liens of carriers, mechanics, materialmen, loggers and other liens imposed by law arising in the ordinary course of business of Mortgagor which are in effect for no more than ninety (90) days (and which are satisfied or discharged, including by bonding pursuant to ORS 87.076 before such period ends) or which are being contested by Mortgagor in good faith by appropriate proceedings, but which are in no event the subject of any foreclosure or similar proceeding;

c.           Attachment or judgment liens in the amount of no more than $50,000.00 in respect of judgments against Mortgagor that are either satisfied or discharged within thirty (30) days or are stayed upon appeal, but which are in no event the subject of any foreclosure or similar proceeding;

d.           Attachment or judgment liens in the amount of more than $50,000.00 in respect of judgments against Mortgagor that are either satisfied or discharged (including by way of posting a bond or other arrangement satisfactory to Mortgagee, in Mortgagee’s sole discretion if the lien is being contested by borrower in good faith by appropriate proceedings within thirty (30) days, but which are in no event the subject of any foreclosure or similar proceeding;

e.           Liens in favor of the Mortgagee that secure obligations under any of the Loan Documents;

Except as provided above, Mortgagor shall not cause, incur or permit to exist any lien, encumbrance or charge (“Non-Permitted Exceptions”) upon all or any part of the Collateral or any interest in the Collateral other than Permitted Exceptions.  Mortgagor shall pay and promptly discharge, at Mortgagor's sole cost and expense, all such Non-Permitted Exceptions.  If Mortgagor fails to do so, the Mortgagee may, but shall not be obligated to, discharge them, without notice to or demand on Mortgagor, and without inquiring into the validity of such Non-Permitted Exceptions or the existence of any defense or offset to them.  Mortgagee may discharge Non-Permitted Exceptions either by (a) paying the amount claimed to be due, or (b) procuring their discharge by depositing in a court a bond or the amount claimed or otherwise giving security for such claim, or (c) in any other manner permitted or required by law.  Mortgagor shall, immediately upon demand by Mortgagee, pay Mortgagee's reasonable costs and expenses incurred in connection with such discharge, together with interest on such costs from the date of such expenditure until paid at the default rate of interest described in the Notes (“Default Interest Rate”).

4.8           Sale or Lease of Collateral:  Due on Sale Clause.  Except in the ordinary course of business, Mortgagor shall not sell, lease, sublease or otherwise transfer all or any part of the Collateral or any interest in it, without the prior written consent of Mortgagee, which consent may be granted or withheld in Mortgagee's sole and absolute discretion.  The sale and harvesting of Timber shall be considered activity in the ordinary course of business as long as Mortgagor maintains compliance with Section 9.02 (d) of the Loan Agreement.  All material leases of any part of the Collateral lasting in duration of more than one year, containing a provision of rental income of more than $20,000 in any one year, or involving property of more than 100 acres of land must be submitted to Mortgagee for approval prior to execution, which consent may be granted or withheld in Mortgagee's sole and absolute discretion.  Transfers requiring Mortgagee's prior written consent shall include, without limitation, the following:

a.           Involuntary transfers and transfers by operation of law;

b.           Liens, encumbrances and assignments as security for obligations, whether voluntary or involuntary; and

c.           Any Change of Control of Mortgagor.  As used herein, "Change of Control" shall mean a change in the power, directly or indirectly, to (i) vote 50% or more of the voting securities (or membership interests, as applicable) having ordinary voting power for the election of directors or officers (or Persons functioning in substantially similar roles) of Mortgagor or (ii) direct or cause the direction of the management and policies of Mortgagor whether by contract or otherwise.  Transfer of the beneficial interests and/or voting rights of the voting securities of the managing general partner of Mortgagee to or for the benefit of lineal descendants of the current beneficial holders shall not be deemed a "Change of Control" for purposes of this Mortgage.

d.           No sale, lease or other transfer shall relieve Mortgagor from primary liability for its obligations under the Notes and Loan Documents or relieve any guarantor from any liability under any guaranty.  Upon any such transfer to which Mortgagee does not consent, Mortgagee at its option may, without prior notice, declare all Secured Obligations immediately due and payable without presentment, demand, protest or further notice of any kind, and may exercise all rights and remedies provided in this Mortgage or under applicable law.

4.9           Inspections.  Mortgagor authorizes Mortgagee and its agents, representatives and employees, upon reasonable notice to Mortgagor, to enter at any time upon any part of the Collateral for the purpose of performing a Subsequent Valuation, inspecting the Collateral, taking soil or groundwater samples and conducting tests to investigate for the presence of hazardous materials, provided such entry shall cause as little disruption to the occupants of the Collateral as possible, and provided Mortgagee restores the Collateral to its pre-inspection condition if Mortgagee's inspection activities cause damage to the Collateral.  Mortgagor agrees to pay the costs and expenses of Mortgagee incurred in such inspections and examinations, including without limitation, Mortgagee's attorneys' fees, if such inspection was made necessary because of an Event of Default, whether the services are provided by Mortgagee's employees, agents or independent contractors.  Any inspection or review by Mortgagee is solely for Mortgagee's benefit to protect Mortgagee's security and preserve Mortgagee's rights under this Mortgage.  Mortgagee owes no duty of care to protect Mortgagor or any other party against, or to inform Mortgagor or any other party of, any adverse condition affecting the Collateral, including any defects in the design or construction of the Improvements or Fixtures.  No inspection by Mortgagee shall constitute a waiver of any Event of Default.

4.10           Defense of Actions.  Mortgagor shall notify Mortgagee of any action or proceeding purporting to affect (a) the security of this Mortgage, (b) any of the Loan Documents, (c) all or any part of the Collateral or any interest in it, (d) any additional or other security for the Secured Obligations, or (e) the interests, rights, powers or duties of Mortgagee under this Mortgage.  Mortgagor, at no cost or expense to Mortgagee, shall appear in and defend the same.  If Mortgagee elects to become or is made a party to such action or proceeding, Mortgagor shall indemnify, defend and hold Mortgagee harmless from all related liability, damage, cost and expense reasonably incurred by Mortgagee (including, without limitation, reasonable attorneys' fees and expenses consistent with Section 4.13 of this Mortgage), whether or not such action or proceeding is prosecuted to judgment or decision.

4.11           Protection of Security.  If Mortgagor fails to make any payment or to do any act required by this Mortgage or any of the other Loan Documents, Mortgagee may do so.  Mortgagee may decide to do so, in its own discretion, without obligation to do so, without further notice or demand, and without releasing Mortgagor in such manner and to such extent as it may reasonably deem necessary to protect the security of this Mortgage.  In connection with such actions, Mortgagee has the right, without limitation, but not the obligation:  (a) to enter upon and take possession of the Collateral; (b) to make additions, alterations, repairs and improvements to the Land, Improvements or Fixtures which in its judgment may be necessary or proper to keep the Collateral in good condition and repair; (c) to appear and participate in any action or proceeding affecting or which may affect the lien or charge of this Mortgage or the rights or powers of Mortgagee; (d) to pay, purchase, contest or compromise any encumbrance, claim, charge, lien or debt (excepting Permitted Encumbrances) which in its judgment may affect the security of this Mortgage or appear to be prior or superior to this Mortgage; and (e) in exercising such powers, to pay all necessary or appropriate costs and expenses and employ necessary or desirable consultants.

4.12           Mortgagee's Powers.  If Mortgagor fails to pay any sum, other than principal and interest on the Secured Obligations, or to perform or comply with any other obligation required by any Loan Document, Mortgagee at its election may pay such sum or comply with such obligation.  Without affecting the liability of Mortgagor or any other person liable for the payment of any Secured Obligation, and without affecting the lien or charge of this Mortgage, Mortgagee may, from time to time, do any of the following:  (a) release any person so liable, (b) extend the maturity or alter any of the terms of any such obligation (provided however, that the consent of Mortgagor shall be required for extension or alteration of any unpaid obligation of Mortgagor to Mortgagee), (c) waive any provision of this Mortgage or grant other indulgences, (d) release or reconvey, or cause to be released or reconveyed, at any time at Mortgagee's option, all or any part of the Collateral, (e) take or release any other or additional security for any Secured Obligation, or (f) make arrangements with debtors in relation to the Secured Obligations.  Waiver by Mortgagee of any right or remedy as to any transaction or occurrence shall not be deemed to be a waiver of any future transaction or occurrence.  By accepting full or partial payment or performance of any Secured Obligation after due or after the filing of a notice of default and election to sell, Mortgagee shall not have thereby waived its right to (i) require prompt payment and performance in full, when due, of all other Secured Obligations, (ii) declare a default for failure to so pay or perform, or (iii) proceed with the sale under any notice of default and election to sell previously given by Mortgagee, or as to any unpaid balance of the indebtedness secured by this Mortgage.

4.13           Reimbursement of Costs, Fees and Expenses:  Secured by Mortgage.  Mortgagor shall pay, on demand, to the maximum allowable under applicable law, all reasonable costs, fees, expenses, advances, charges, losses and liabilities paid or incurred by Mortgagee in administering this Mortgage, the collection of the Secured Obligations, and Mortgagee's exercise of any right, power, privilege or remedy under this Mortgage.  Such amounts include, without limitation (a) foreclosure fees and expenses, receiver's fees and expenses, (b) costs and fees paid or incurred by Mortgagee and/or any receiver appointed under this Mortgage in connection with the custody, operation, use, maintenance, management, protection, preservation, collection, appraisal, sale or other liquidation of the Collateral, (c) advances made by Mortgagee to complete or partially construct all or part of any Improvements which may have been commenced on the Land, or otherwise to protect the lien or charge of this Mortgage, (d) costs of evidence of title, costs of surveys and costs of appraisals, and costs resulting from Mortgagor's failure to perform any of the provisions of this Mortgage.  Fees, costs and expenses of attorneys shall include the reasonable fees and disbursements of Mortgagee's outside and staff counsel and of any experts and agents (including fees of law clerks, paralegals, investigators and others not admitted to the bar but performing services under the supervision of an attorney), and including such fees incurred in the exercise of any remedy (with or without litigation), in any proceeding for the collection of the Secured Obligations, in any foreclosure on any of the Collateral, in protecting the lien or priority of any Loan Document, or in any litigation or controversy connected with the Secured Obligations, including any bankruptcy, receivership, injunction or other proceeding, or any appeal from or petition for review of any such proceeding.  Reasonable counsel fees shall include fees incurred not only in enforcing the Secured Obligations in any bankruptcy or receivership proceeding, but also any fees incurred in participating in the bankruptcy or receivership proceedings generally.  Such sums shall be secured by this Mortgage and shall bear interest from the date of expenditure until paid at the Default Interest Rate.

ARTICLE 5
ASSIGNMENT OF RENTS, ISSUES AND PROFITS

5.1           Assignment of Rents, Issues and Profits.  Mortgagor absolutely, unconditionally and irrevocably assigns and transfers to Mortgagee all of its right, title and interest in and to all rents, issues, profits, royalties, income and other proceeds and similar benefits derived from the Collateral (collectively the “Rents”), and gives to Mortgagee the right, power and authority to collect such Rents.  Mortgagor irrevocably appoints Mortgagee its true and lawful attorney-in-fact, at the option of Mortgagee, at any time and from time to time, to demand, receive and enforce payment, to give receipts, releases and satisfactions, and or sue, in its name or in Mortgagor's name, for all Rents, and to apply them to the Secured Obligations.  Mortgagee hereby grants to Mortgagor a license to collect and retain Rents (but not more than one month in advance unless the written approval of Mortgagee has first been obtained) so long as an Event of Default shall not have occurred and be continuing.  The assignment of the Rents in this Article 5 is intended to be an absolute assignment from Mortgagor to Mortgagee and not merely the passing of a security interest.

5.2           Collection Upon Default.  Upon the occurrence of an Event of Default, Mortgagor's license to collect the Rents shall automatically terminate.  Upon such termination, Mortgagee may, at any time, either in person, by agent or by a receiver appointed by a court, and without regard to the adequacy of any security for the Secured Obligations, do any of the following:  (a) enter upon and take possession of all or any part of the Collateral; (b) with or without taking possession of the Collateral in its own name, sue for or otherwise collect Rents (including those past due and unpaid, and all prepaid Rents and all other security or other deposits paid by tenants to Mortgagor); and (c) apply the Rents (less costs and expenses of operation and collection, including, without limitation, attorneys' fees, whether or not suit is brought or prosecuted to judgment) to any Secured Obligation, and in such order as Mortgagee may determine, even if payment or performance of said Secured Obligation may not then be due.  Mortgagor agrees that, upon the occurrence of any Event of Default, Mortgagor shall promptly deliver all Rents and security deposits to Mortgagee.  The collection of Rents, or the entering and taking possession of the Land, or the application of Rents as provided above, shall not (i) cure or waive any Event of Default or notice of default under this Mortgage or the other Loan Documents, (ii) invalidate any act performed in response to such Event of Default or pursuant to such notice of default, or (iii) cause Mortgagee to be deemed a mortgage-in-possession of all or any part of the Land.

5.3           Assigned Leases.  Mortgagor agrees, with respect to each lease and sublease (collectively the “Assigned Leases”) any portion of which has been assigned to Mortgagee under this Mortgage, as follows:

5.3.1           Mortgagor shall promptly perform all of Mortgagor's obligations as landlord under each Assigned Lease and shall immediately notify Mortgagee in writing of any notice of default received by Mortgagor from the tenant.  At Mortgagee's request, Mortgagor will have tenant execute estoppel certificates and subordination agreements acceptable to Mortgagee.

5.3.2           Mortgagor shall diligently enforce the performance of all of the obligations of the tenant under each Assigned Lease; shall not waive any default or waive, release or discharge any such tenant of or from any such obligation; and shall not cancel, terminate or modify any Assigned Lease without Mortgagee's prior written consent.

5.3.3           Mortgagor hereby represents and warrants to Mortgagee, with respect to each Assigned Lease that is presently in effect (collectively the “Current Assigned Leases”), (a) that Mortgagor has delivered to Mortgagee a true and complete copy of each Current Assigned Lease, together with all amendments, modifications and supplements thereto; (b) that Mortgagor has not accepted any payment of Rent (or other charge) under any Current Assigned Lease more than one month in advance; and (c) that, to the best of each Mortgagor's knowledge, no material default by Mortgagor or any other person under any Current Assigned Lease remains uncured.

5.4           Further Assignments.  Upon Mortgagee's demand from time to time, Mortgagor shall execute and deliver to Mortgagee recordable assignments of Mortgagor's interest in any and all leases, subleases, contracts, rights, licenses and permits now or hereafter affecting all or any part of the Land.  Such assignments shall be made by instruments in form and substance satisfactory to Mortgagee; provided however, that no such assignment shall be construed as imposing upon Mortgagee any obligation with respect thereto.  Mortgagee may, at its option, exercise its rights under this Mortgage or any such specific assignment and such exercise shall not constitute a waiver of any right under this Mortgage or any such specific assignment.

ARTICLE 6
REMEDIES UPON DEFAULT

6.1           Events of Default.  The occurrence of any of the following events or conditions shall constitute an event of default (“Event of Default”) under this Mortgage:

6.1.1           Mortgagor fails to pay any amount owing under this Mortgage within three business days after written notice from Mortgagee or Mortgagee’s agent that the same is due; or

6.1.2           Mortgagor fails to pay any taxes, insurance premiums, assessments or rents required under this Mortgage within thirty business days after written notice from Mortgagee or Mortgagee’s agent that the same is due; or

6.1.3           Mortgagor fails to observe or perform any other obligation contained in this Mortgage within thirty business days after written notice from Mortgagee or Mortgagee’s agent that the same is due; or

6.1.4           The occurrence of an Event of Default under the Notes, Loan Agreement or any other Loan Documents; or

6.1.5           All or any portion of the Improvements or Fixtures are destroyed by fire or other casualty and Mortgagor fails to satisfy all of the restoration conditions within the time periods specified in Section 4.3 of this Mortgage; or

6.1.6           All or any material part of the Land or other Collateral is condemned, taken in eminent domain, seized or appropriated by any governmental or quasi-governmental agency or entity.

6.2           Acceleration Upon Default:  Additional Remedies.  Upon the occurrence of an Event of Default, Mortgagee may, at its option, exercise all of the applicable rights and remedies set forth in the Notes, Loan Agreement or any other Loan Documents and, in addition, declare all Secured Obligations to be immediately due and payable without any presentment, demand, protest or further notice of any kind; and whether or not Mortgagee exercises any said right or remedy, Mortgagee may:

6.2.1           Either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of its Collateral;

a.           Enter upon and take possession of all or part of the Collateral, in its own name or in the name of Mortgagee;

b.           Conduct environmental assessments and surveys and do any other acts which it deems necessary or desirable to preserve the value, marketability or rentability of all or part of the Collateral or interest in the Collateral or increase the Collateral's income, or protect the lien or charge of this Mortgage;

c.           With or without taking possession of the Collateral, sue for or otherwise collect the Rents, including those past due and unpaid; and

d.           Apply the Rents (less costs and expenses of operation and collection including attorneys' fees) to any Secured Obligations, all in such order as Mortgagee may determine;

The entering and taking possession of the Collateral, the collection of such Rents and their application shall not cure or waive any Event of Default or notice of default or invalidate any act done in response to them.  Regardless of whether possession of the Collateral or the collection, receipt and application of any of the Rents is by Mortgagee or a receiver, the Mortgagee shall be entitled to exercise every right provided for in the Loan Agreement and other Loan Document or by law upon occurrence of any Event of Default, including the right to exercise the power of sale;

6.2.2           Commence an action to foreclose this Mortgage, appoint a receiver, or specifically enforce any of the covenants contained in this Mortgage;

6.2.3           Exercise all of the rights and remedies available to a secured party under the applicable Uniform Commercial Code in such order and in such manner as Mortgagee, in its sole discretion, may determine, including without limitation, requiring Mortgagor to assemble the Collateral and make the Collateral available to Mortgagee at a reasonably convenient location.  The expenses of retaking, holding, preparing for sale or the like shall include reasonable attorneys' fees and other expenses of Mortgagee and shall be secured by this Mortgage; and/or

6.2.4           Exercise all other rights and remedies provided in this Mortgage, in any other Loan Document or other document or agreement now or hereafter securing all or any portion of the Secured Obligations, or as provided by law or in equity.

6.3           Appointment of Receiver.  Upon the occurrence of an Event of Default under this Mortgage, Mortgagee, without notice to Mortgagor or anyone claiming under Mortgagor, and without regard to the then value of the Collateral or the interest of Mortgagor in it, shall have the right to enter the Land in person or to apply to any court having jurisdiction to appoint a receiver or receivers of the Land, Fixtures or Improvements.  Mortgagor irrevocably consents to such appointment and waives notice of any such application.  The actions that Mortgagee or such receiver may take in connection with such entry may include, but are not limited to (a) modifying, compromising obligations under, terminating and implementing remedies with respect to the Assigned Leases, and (b) entering into, modifying or terminating any contractual arrangements, subject to Mortgagee's right at any time to discontinue any of the same without liability.  Mortgagee is further authorized by this provision to request the court to appoint a general receiver and to empower the receiver to (i) sell or lease all or any portion of the Land, Fixtures or Improvements, (ii) collect and apply to the outstanding balances of the Notes all sales or lease proceeds, or hold the proceeds pending a court order approving the receiver's final report and account, and (iii) hold the collections as cash collateral pending such court order or foreclosure sale.  Any such receiver(s) shall also have all the usual powers and duties of receivers in similar cases and all the powers and duties of Mortgagee in case of entry as provided in this Mortgage, and shall continue to exercise all such powers until the date of confirmation of sale of the Land, Fixtures or Improvements, unless such receivership is sooner terminated.  If Mortgagee elects to enter or take possession of the Land, Fixtures or Improvements, it will not assume any liability to Mortgagor or any other person for operation or maintenance of the Land, Fixtures or Improvements, and Mortgagor expressly waives any such Mortgagee liability.

6.4           Application of Funds After Default.  Except as otherwise provided in this Mortgage, upon the occurrence of an Event of Default, Mortgagee may at any time, with notice to Mortgagor if providing such notice will not adversely delay the exercise of Mortgagee's rights or remedies, apply to any Secured Obligation, in such manner and order as Mortgagee may elect, even if such Secured Obligation may not yet be due, any amounts received and held by Mortgagee to pay insurance premium or impositions or as Rents, or as insurance or condemnation proceeds, and all other amounts received by Mortgagee from or on account of Mortgagor or the Collateral, or otherwise.  The receipt, use or application of any such amounts shall not affect the maturity of any Secured Obligation, any of the rights or powers of Mortgagee under the terms of any Loan Document, or any of the obligations of Mortgagor or any guarantor under the Loan Agreement or any other Loan document; or cure or waive any Event of Default or notice of default under the Note(s) and Loan Agreement or any other Loan Document; or invalidate any act of Mortgagee.

6.5           Remedies Not Exclusive.  Mortgagee shall be entitled to enforce payment and performance of any Secured Obligation and to exercise all rights and powers under this Mortgage or any other Loan Document or other agreement or any law, even if some or all of the Secured Obligations may be otherwise secured, whether by guaranty, deed of trust, mortgage, pledge, lien, assignment or otherwise.  Neither the acceptance nor enforcement (whether by court action or pursuant to the power of sale or other powers herein contained) of this Mortgage shall impair Mortgagee's right to realize upon or enforce any other security held by Mortgagee.  Mortgagee shall be entitled to enforce this Mortgage and any other security for the Secured Obligations held by Mortgagee in such order and manner as it may in its absolute discretion determine.  No remedy conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy in this Mortgage, and other agreement, or at law, but each shall be cumulative and in addition to every other remedy available to Mortgagee.  Every power or remedy given by any of the Loan Documents to the Mortgagee or to which it may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by the Mortgagee, and it may pursue inconsistent remedies.  Mortgagor may be joined in any action brought by Mortgagee to foreclose under or otherwise enforce this Mortgage.

6.6           Request for Notice.  Mortgagor requests that a copy of any notice of default and that a copy of any notice of sale under this Mortgage be mailed to it at the address set forth in the first paragraph of this Mortgage.

6.7           No Personal Liability of General Partners.  In any action brought to enforce the obligation of Mortgagor to pay the Secured Obligations, any judgment or decree shall not be subject to execution on, nor be a lien on, the assets of the general partners of Mortgagor, other than their interests in the Collateral.  The foregoing shall in no way otherwise affect the personal liability of Mortgagor.

ARTICLE 7
MISCELLANEOUS

7.1           Amendments.  This instrument cannot be waived, modified, discharged or terminated except in writing signed by the party against whom enforcement of such changes is sought.

7.2           Waivers.  Mortgagor waives, to the extent permitted by law, (a) the benefit of all laws (whenever enacted) providing for any appraisal before sale of any portion of the Collateral, (b) all rights of valuation, appraisal, stay of execution, notice of election to mature or declare due the whole of the Secured Obligations and marshaling in the event of foreclosure of this Mortgage, and (c) all rights and remedies which Mortgagor may have under the laws of the State of Washington regarding the rights and remedies of sureties.

7.3           Statements by Mortgagor.  Mortgagor shall, within 10 days after notice from Mortgagee, deliver to Mortgagee a written statement setting forth whether Mortgagor has any knowledge that any offset or defense exists against the Secured Obligations.

7.4           Statements by Mortgagee.  For any statement or accounting requested by Mortgagor or any other entitled person pursuant to applicable law, or for any other document or instrument furnished to Mortgagor by Mortgagee, Mortgagee may charge:  (a) the maximum amount permitted by law at the time of the request, (b) if no such maximum, then the greater of Mortgagee's customary charges or the actual cost to Mortgagee.

7.5           Notices.  All notices, demands, approvals and other communications shall be made in writing to the appropriate party at the address set forth in the first paragraph of this Mortgage.  All such notices shall be made in accordance with the Loan Agreement.

7.6           Headings.  Article and section headings are included in this Mortgage for convenience of reference only and shall not be used in construing this Mortgage.

7.7           Severability.  Every provision of this Mortgage is intended to be severable.  The illegality, invalidity or unenforceability of any provision of this Mortgage shall not in any way affect or impair the remaining provisions of this Mortgage, which provisions shall remain binding and enforceable.

7.8           Subrogation.  To the extent that proceeds of the Note are used, either directly or indirectly, to pay any outstanding lien, charge or prior encumbrance against the Collateral, Mortgagee shall be subrogated to any and all rights and liens held by any owner or holder of such outstanding liens, charges and prior encumbrances, regardless of whether such liens, charges or encumbrances are released.

7.9           No Merger of Lease.  Foreclosure of the lien created by this Mortgage on the Land, Fixtures or Improvements shall not destroy or terminate any Assigned Lease or other lease or sublease then existing and affecting all or any portion of the Land, Fixture or Improvement, unless the Mortgagee or any purchaser at such foreclosure sale shall so elect.  No act by or on behalf of Mortgagee or any such purchaser shall terminate any Assigned Lease or other lease or sublease unless a Mortgagee or such purchaser shall give written notice of termination to such tenant or subtenant.  If both the lessor's and lessee's estate under any lease which constitutes a part of the Land, Fixture or Improvement shall become vested in one owner, this Mortgage and its lien shall not be destroyed or terminated by application of the doctrine of merger unless Mortgagee so elects, as evidenced by recording a written declaration so stating.  Until Mortgagee so elects, Mortgagee shall continue to have and enjoy all of the rights, powers and privileges of Mortgagee under this Mortgage as to the separate estates.

7.10           Governing Law.  This Mortgage shall be governed by, and construed in accordance with, the substantive laws of the State of Washington except where the location of the Land may require the application of the laws of another state or where federal laws, including the Farm Credit Act of 1971, as amended, may be applicable.

7.11           Statute of Limitations.  Mortgagor hereby waives, to the fullest extent permitted by law, the right to plead, use or assert any statute of limitations as a plea, defense or bar to any Secured Obligation, or to any complaint or other pleading or proceeding filed, instituted or maintained for the purpose of enforcing this Mortgage or any rights under it.

7.12           Interpretation.  In this Mortgage the singular shall include the plural and the masculine shall include the feminine and the neuter and vice versa, if the context so requires; and the word “person” shall include corporation, partnership or other form of association.  Any reference in this Mortgage to any document, instrument or agreement creating or evidencing an obligation secured hereby shall include such document, instrument or agreement both as originally executed and as it may from time to time be modified.

7.13           Further Assurances.  Mortgagor agrees to do or cause to be done such further acts and things and to execute and deliver or to cause to be executed and delivered such additional assignments, agreements, powers and instruments as Mortgagee may reasonably require to:  (a) correct any defect, error or omission in this Mortgage or the execution or acknowledgment of this Mortgage, (b) subject to the lien of this Mortgage any of Mortgagor's properties covered or intended to be covered by this Mortgage, (c) perfect, maintain and keep valid and effective such lien, (d) carry into effect the purposes of this Mortgage, or (e) better assure and confirm to Mortgagee its respective rights, powers and remedies under this Mortgage.

7.14           Successors and Assigns.  Subject to Section 4.8 above, this Mortgage applies to, inures to the benefit of and binds all parties to this Mortgage, their heirs, legatees, devisees, administrators, executors, successors and assigns.

7.15           Appraisal and Property Valuation Costs.  Mortgagor acknowledges that Mortgagee has a legitimate business need to remain apprised of the current value of the Collateral, and Mortgagee from time to time after recordation of this Mortgage may order a valuation (“Subsequent Valuation”) of the Property.  Mortgagor shall cooperate in allowing Mortgagee or its agents reasonable access to the Collateral for the purpose of performing any such Subsequent Valuation, whether it is in the form of an appraisal or any other method of valuing the Collateral.  Mortgagor shall pay promptly to Mortgagee, on demand, the costs of any such Subsequent Valuation, whether performed by employees, agents, or independent contractors of Mortgagee.

7.16           Waiver of Marshalling Rights.  Mortgagor for itself and for all parties claiming through or under Mortgagor, and for all parties who may acquire a lien on or interest in the Land, hereby waives all rights to have the Collateral and/or any other property which is now or later may be security for any Secured Obligation (“Other Collateral”) marshaled upon any foreclosure of this Mortgage or on a foreclosure of any other security for any of the Secured Obligations.  Mortgagee shall have the right to sell, and any court in which foreclosure proceedings may be brought shall have the right to order a sale of the Collateral and any or all of the Other Collateral, as a whole or in separate parcels, in any order Mortgagee may designate.

7.17           WAIVER OF JURY TRIAL.  MORTGAGOR HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LOAN DOCUMENT OR ANY OTHER LOAN DOCUMENTS AND ANY FUTURE MODIFICATIONS, AMENDMENTS, EXTENSIONS, RESTATEMENTS AND SERVICING ACTIONS RELATING TO THIS LOAN DOCUMENT AND ANY OTHER LOAN DOCUMENTS.  THE PARTIES INTEND THAT THIS JURY WAIVER WILL BE ENFORCED TO THE MAXIMUM EXTENT ALLOWED BY LAW.

7.18           Permitted Exceptions.  All of the title exceptions set forth on the title commitment or commitments issued in connection with the closing of the Loan secured by this Mortgage are Permitted Exceptions, except for those monetary liens that are to be paid off in connection with the closing of the Loan secured by this Mortgage.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

IN WITNESS WHEREOF, Mortgagor has duly executed this Mortgage as of the date first above written.

MORTGAGOR:
POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP
By: Pope MGP Inc., a Delaware corporation, its Managing General Partner

By:
David L. Nunes, President and CEO

STATE OF WASHINGTON	)
)ss.
County of KITSAP)

On this _____ day of June 2010, before me personally appeared David L. Nunes, known to me to be the President and CEO of Pope MGP Inc., the managing general partner of the limited partnership that executed the within instrument, and acknowledged that he executed the same as such managing general partner and in the limited partnership name freely and voluntarily.

Notary Public for the State of: Washington
Residing at: Indianola
My commission expires: May 20, 2014
Printed Name: Susan M. Graham-Schuyler

Mortgagee acknowledges that this Mortgage is subject to a security interest in favor of CoBank, ACB (“Bank”) and by its acceptance hereto and pursuant to and in confirmation of certain agreements and assignments by and between Mortgagee and Bank, does assign, transfer, and set over the same unto Bank, its successors and assigns, to secure all obligations of Mortgagee to Bank, provided that pursuant to such agreements and assignments Mortgagee has authority to perform all loan servicing and collection actions and activities hereunder, including without limitation thereto, releasing in whole or in part and foreclosing judicially or otherwise this Mortgage until the Bank, by instrument recorded in the office in which this Mortgage is recorded, revokes such authority.

EXHIBIT A
PROPERTY DESCRIPTION

PARCEL 1

Section 24, Township 7 North, Range 5 East of the Willamette Meridian, Skamania County, Washington.  Except the Southeast Quarter of said Section 24.

Also as described in Deed recorded in Auditor File No. 2007167218 as Lots O-1 Through O-24.

PARCEL 2

Section 3, Township 7 North, Range 6 East of the Willamette Meridian, in the County of Skamania, State of Washington.

Also as described in Deed recorded in Auditor File No. 2007167218 as Lots D-1 Through D-32.

PARCEL 3

Section 4, Township 7 North, Range 6 East of the Willamette Meridian, in the County of Skamania, State of Washington.

Also as described in Deed recorded in Auditor File No. 2007167218 as Lots C-1 Through C-32.

PARCEL 4

Section 5, Township 7 North, Range 6 East of the Willamette Meridian, in the County of Skamania, State of Washington.

Also as described in Deed recorded in Auditor File No. 2007167218 as Lots B-1 Through B-32.

PARCEL 5

Section 6 Township 7 North, Range 6 East of the Willamette Meridian, in the County of Skamania, State of Washington.

Also as described in Deed recorded in Auditor File No. 2007167218 as Lots A-1 Through A-32.

PARCEL 6

Section 7, Township 7 North, Range 6 East of the Willamette Meridian, in the County of Skamania, State of Washington.

Also as described in Deed recorded in Auditor File No. 2007167218 as Lots E-1 Through E-32.

PARCEL 7

All of Section 8, Township 7 North, Range 6 East of the Willamette Meridian, in the County of Skamania, State of Washington.

Also as described in Deed recorded in Auditor File No. 2007167218 as Lots F-1 Through F-5,
F-7 Through F-28.

Also F-6 together with the South Half of the North Half of the Southeast Quarter of the Northwest Quarter.

EXCEPT that portion lying within Four Peaks Subdivision as recorded in Book B of Plats, Page 60, Skamania County Records.

PARCEL 8

Section 9, Township 7 North, Range 6 East of the Willamette Meridian, in the County of Skamania, State of Washington.

Also as described in Deed recorded in Auditor File No. 2007167218 as Lots G-1 Through G-32.

PARCEL 9

Section 10, Township 7 North, Range 6 East of the Willamette Meridian, in the County of Skamania, State of Washington.

Also as described in Deed recorded in Auditor File No. 2007167218 as Lots H-1 Through H-32.

PARCEL 10

The West Half of Section 11, Township 7 North, Range 6 East of the Willamette Meridian, in the County of Skamania, State of Washington.

Also as described in Deed recorded in Auditor File No. 2007167218 as Lots I-1 Through I-16.

PARCEL 11

The North Half of the Northeast quarter of Section 14, Township 7 North, Range 6 East of the Willamette Meridian, in the County of Skamania, State of Washington.

Also as described in Deed recorded in Auditor File No. 2007167218 as Lots N-1 Through N-4.

PARCEL 12

Section 15, Township 7 North, Range 6 East of the Willamette Meridian, in the County of Skamania, State of Washington.
Also as described in Deed recorded in Auditor File No. 2007167218 as Lots M-1 Through M-32.

PARCEL 13

Section 16, Township 7 North, Range 6 East of the Willamette Meridian, in the County of Skamania, State of Washington.

Also as described in Deed recorded in Auditor File No. 2007167218 as Lots L-1 Through L-32.

PARCEL 14

Section 17, Township 7 North, Range 6 East of the Willamette Meridian, in the County of Skamania, State of Washington.

Also as described in Deed recorded in Auditor File No. 2007167218 as Lots K-1 Through K-32.

PARCEL 15

Government Lots 1, 2, 3 and 4, the East half of the West half, the North half of the Northeast quarter, the Southwest quarter of the Southeast quarter and the Southwest quarter of the Northeast quarter of Section 18, Township 7 North, Range 6 East of the Willamette Meridian, in the County of Skamania, State of Washington.

Also as described in Deed recorded in Auditor File No. 2007167218 as Lots J-1 Through J-23.

EXCEPT that portion conveyed to Marshall and Melba Moore, by deed recorded in Book 194, Page 10.

PARCEL 16

Section 19, Township 7 North, Range 6 East of the Willamette Meridian, in the County of Skamania, State of Washington.

Also as described in Deed recorded in Auditor File No. 2007167218 as Lots P-1 Through P-32.

PARCEL 17

Section 20, Township 7 North, Range 6 East of the Willamette Meridian, in the County of Skamania, State of Washington.

Also as described in Deed recorded in Auditor File No. 2007167218 as Lots Q-1 Through Q-32.

PARCEL 18

Section 21, Township 7 North, Range 6 East of the Willamette Meridian, in the County of Skamania, State of Washington.
Also as described in Deed recorded in Auditor File No. 2007167218 as Lots R-1 Through R-32.

PARCEL 19

Section 22, Township 7 North, Range 6 East of the Willamette Meridian, in the County of Skamania, State of Washington.

Also as described in Deed recorded in Auditor File No. 2007167218 as Lots S-1 Through S-32.

PARCEL 20

The West half, the West half of the Southeast quarter and Government Lots 1 and 2, all in Section 23, Township 7 North, Range 6 East of the Willamette Meridian, in the County of Skamania, State of Washington.

Also as described in Deed recorded in Auditor File No. 2007167218 as Lots T-1 Through T-19.

Also Lot T-20 being the South half of the Southwest Quarter of the Southeast Quarter and the South Half of the Southeast Quarter of the Southeast Quarter.

EXCEPT that portion conveyed to Pine Creek Boulder recorded in Auditor File No. 2004155506.

PARCEL 21

Section 27, Township 7 North, Range 6 East of the Willamette Meridian, in the County of Skamania, State of Washington.

Also as described in Deed recorded in Auditor File No. 2007167218 as Lots W-1 Through W-31.

EXCEPTING from said Section 27, the following described tracts:

That portion conveyed to Swift Creek Estates by deed recorded under Auditor’s File No. 99965, Book 85, Page 66 described as follows:

Beginning at the Southeast corner of said Section 27; thence North 0°04’20” East 60.96 feet, more or less, along the Easterly line of said Section 27 to the Southerly right of way boundary of Lewis River Road commonly called the N-90 Road; thence South 86°17’00” West 569.87 feet, more or less, along said Southerly right of way boundary; thence South 3°43’00” East 25 feet, more or less, to a point on the Southerly line of said Section 27; thence South 89°48’15” East 566 feet, more or less, along said Southerly line to the point of Beginning.

ALSO EXCEPTING that portion of the East half of the Southeast quarter of Section 27, being that certain Short Plat as recorded in Skamania County on November 3, 1987, in Book 3 of Short Plats, Page 125, recorded under Auditor’s File No. 104203.

PARCEL 22

Section 28, Township 7 North, Range 6 East of the Willamette Meridian, in the County of Skamania, State of Washington.

Also as described in Deed recorded in Auditor File No. 2007167218 as Lots V-1 Through V-29.

EXCEPTING from said Section 28 the following described tracts:

Beginning at a point on the West line of said Section 28 which is South 0°16’55” East a distance of 1,674.98 feet from the West quarter section corner thereof and running thence South 25°37’ East 498.22 feet; thence South 47°34’30” East 595.58 feet; thence North 59°33’30” East 240.47 feet; thence South 40°26’ East 296.84 feet; thence South 89°49’45” West 1,050.02 feet to the Southwest corner of said Section 28; and thence North 0°16’55” West 958.19 feet to the point of beginning.

ALSO EXCEPTING, Beginning at a point on the South line of said Section 28 which is North 89°49’45” East 2,006.72 feet from the Southwest corner thereof; and running thence North 78°19’30” East 237.50 feet; thence North 33°28’ East 235.01 feet; thence North 63°23’ East 464.47 feet; thence North 21°05’30” East 360.93 feet; thence North 17°30’30” East 212.97 feet; thence North 57°42’ East 110.31 feet; thence South 16°09’30” East 375.99 feet; thence South 10°31’30” East 336.26 feet; thence South 31°11’ West 416.74 feet to a point on the South line of said Section 28, which is South 89°52’30” West 2,259.98 feet from the Southeast corner thereof; thence South 89°52’30” West 380.01 feet to the South quarter corner of said Section 28; and thence South 89°49’45” West 634.99 feet to the Point of Beginning.

PARCEL 23

Section 29, Township 7 North, Range 6 East of the Willamette Meridian, in the County of Skamania, State of Washington.

Also as described in Deed recorded in Auditor File No. 2007167218 as Lots U-1 Through U-17.

EXCEPT that portion conveyed to Pacific Power and Light Co. By deed recorded under Auditor’s File No. 55342, Book 46, Page 115, described as lying South and West and below the 1,000 feet.

PARCEL 24

Section 33, Township 7 North, Range 6 East of the Willamette Meridian, in the County of Skamania, State of Washington.

Also as described in Deed recorded in Auditor File No. 2007167218 as Lots V-25, V-26 & X-1.

EXCEPT that portion conveyed to Pacific Power and Light Co. By deed recorded under Auditor’s File No. 55342, Book 46, Page 115, described as lying South and West and below the 1,000 feet.

Also except all that portion lying Southerly of Swift Reservior.

Assessor's Property Tax Parcel Numbers: 07-05-00-0-0-2600-0; 07-06-00-0-0-0200-00;
07-06-00-0-0-0300-00; 07-06-00-0-0-0400-00; 07-06-00-0-0-0500-00; 07-06-00-0-0-0600-00;
07-06-00-0-0-0700-00; 07-06-00-0-0-0800-00; 07-06-00-0-0-0900-00; 07-06-00-0-0-1000-00;
07-06-00-0-0-1200-00; 07-06-00-0-0-1300-00; 07-06-00-0-0-1400-00; 07-06-00-0-0-1490-00;
07-06-00-0-0-1480-00; 07-06-00-0-0-1590-00; 07-06-00-0-0-1500-00; 07-06-00-0-0-1600-00;
07-06-00-0-0-1700-00; 07-06-00-0-0-1800-00; 07-06-00-0-0-2600-00; 07-06-00-0-0-2700-00;
07-06-00-0-0-2800-00; 07-06-00-0-0-3000-00; 07-06-00-0-03100-00.